Exhibit 99.2

Press Release, dated January 31, 2005

Date: 31 January, 2005

ntl completes sale of Broadcast business

LONDON, 31 January, 2005 - ntl Incorporated (NASDAQ: NTLI) today announces that it has concluded the sale of its Broadcast division to a consortium led by Macquarie Communications Infrastructure Group. Proceeds of the sale were £1.27 billion ($2.30 billion), subject to a final working capital adjustment. ntl intends to use up to £475 million of the proceeds to repurchase its common stock and £500 million to repay debt outstanding under its £2.17 billion credit facility.  The company will retain the balance for general corporate purposes.

The stock repurchase may be effected through an open market programme, one or more tender offers, one or more private transactions or a combination thereof. Subject to market conditions and to not undertaking purchases that would dilute free cash flow per share, the company intends to complete the programme within the next six months.

Simon Duffy, Chief Executive Officer of ntl, said: “The closure of this transaction enables ntl to concentrate all its resources on growing and improving its UK communications and content distribution business. Our decision to launch a stock repurchase programme, together with our intention to use future surplus cash flow after normal investment requirements to make additional stock repurchases over time, demonstrates the company’s commitment to maintaining both a clear focus on its existing lines of business and an efficient capital structure.”

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More on ntl

•                  ntl Incorporated (NASDAQ: NTLI) offers a wide range of communications and entertainment services to residential and business customers throughout the UK and Ireland.

•                  ntl is the UK’s largest cable company and broadband supplier with 3 million residential customers, including over one million broadband customers.

•                  ntl’s fibre-optic broadband network can service 7.8 million homes in the UK.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Various statements contained herein constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.  When used herein, the words “believe,” “anticipate,” “should,” “intend,” “plan,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy,” and similar expressions identify these forward-looking statements.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by these forward-looking statements.  These factors include those set forth under the caption “Risk Factors” in our form 10-K that was filed with the SEC on March 11, 2004 and under the caption “Risks Factors” in a Registration Statement on Form S-8 that was filed with the SEC on September 9, 2004 such as potential adverse developments with respect to our liquidity or results of operations; our significant debt payments and other contractual commitments; our ability to fund and execute our business plan; our ability to generate sufficient cash to service our debt; the impact of new business opportunities requiring significant up-front investments; our ability to attract and retain customers, increase our overall market penetration and react to competition from providers of alternative services; our ability to integrate our billing systems; our significant management changes since our emergence from Chapter 11 reorganisation; our ability to develop and maintain back-up for our critical systems; our ability to respond adequately to technological developments; our ability to maintain contracts that are critical to our operations; our ability to continue to design networks, install facilities, obtain and maintain any required governmental licenses or approvals, and finance construction and development, in a timely manner at reasonable costs and on satisfactory terms and conditions; interest rate and currency exchange rate fluctuations; the impact of our reorganisation and subsequent organisational restructuring; and our ongoing relationship with ntl Broadcast and its purchaser.

We assume no obligation to update the forward-looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting these statements.

For more information please contact:

Investor relations:

Patti Leahy, +1 610 667 5554

Media:

Alison Kirkwood, Tel: 01256 752 662, or 07788 186154

Richard Oldworth, Jeremy Garcia or Mark Edwards - Buchanan Communications

Tel: 020 7466 5000